    As filed with the Securities and Exchange Commission on August 10, 2000.
                          Registration No. 333-92971
 ===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                     Phoenix Resources Technologies, Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Nevada                                       84-1034982
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


       15945 Quality Trail North
       Scandia, Minnesota 55073                             55073
----------------------------------------               --------------
(Address of Principal Executive Offices)                 (Zip Code)


          Phoenix Resources Technologies, Inc. 1999 Stock Option Plan
          -----------------------------------------------------------
                           (Full title of the plan)


                     Benjamin Traub, Chairman of the Board
                     Phoenix Resources Technologies, Inc.
                           15945 Quality Trail North
                           Scandia, Minnesota 55073
                             --------------------
                    (Name and address of agent for service)

                                 (651) 433-5753
                             --------------------
                    (Telephone number, including area code,
                             of agent for service)
                             --------------------

                                    Copy to:
                         Walter J. Stanton III, Esquire
                         Duane, Morris & Heckscher LLP
                    200 South Biscayne Boulevard, Suite 3410
                                Miami, FL 33131

                                 CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                 Proposed               Proposed
Title of securities       Amount to be       maximum offering       maximum aggregate        Amount of
 to be registered          registered       price per share(1)      offering price(1)     registration fee
----------------------------------------------------------------------------------------------------------
Common Stock, par        600,000 shares           $9.63                $5,778,000              $1,525
value $1.00 per share
==========================================================================================================

(1) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $9.63 per share, the average of the high and low sales prices of the Common Stock of the Company on the Over the Counter Bulletin Board on August 9, 2000.

Introductory Statement Pursuant to General Instruction E to Form S-8

     The shares being registered hereunder constitute an additional 600,000 shares of Common Stock of Phoenix Resources Technologies, Inc. (the "Company") reserved for issuance by the Company under the Phoenix Resources Technologies, Inc. 1999 Stock Option Plan, as amended (the "Plan"). The Amendment to the Phoenix Resources Technologies, Inc. 1999 Stock Option Plan was approved by the shareholders at the Company's annual meeting held on July 21, 2000. On
December 17, 1999, the Company previously registered 900,000 shares of Common Stock of the Company under the Securities Act of 1933 on Registration Statement No. 333-92971 on Form S-8. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance by the Company under the Plan, the contents of the Company's Registration Statement No. 333-92971 are incorporated herein by reference.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

     (4) Phoenix Resources Technologies, Inc. 1999 Stock Option Plan, as amended.

     (5)     Opinion of Duane, Morris & Heckscher LLP.

     (23.1)  Consent of S. W. Hatfield, CPA.

     (23.2) Consent of Duane, Morris & Heckscher LLP (included with its opinion filed as Exhibit 5).


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or post-effective amendment to this registration sales are being made, a statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Canada on August 3, 2000.

                                    PHOENIX RESOURCES
                                    TECHNOLOGIES INC.


                                    By:  /s/ Benjamin Traub
                                        ------------------------------------
                                        Benjamin Traub, Chairman of the
                                        Board


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                              Title                             Date
---------                              -----                             ----

 /s/ Benjamin Traub                    Chairman of the Board and         August 3, 2000
------------------------------------   Director
Benjamin Traub

 /s/ Ronald J. Wilkins                 President and Chief Executive     August 3, 2000
------------------------------------   Officer
Ronald J. Wilkins

 /s/ Ellen Luthy                       Secretary/Treasurer (Principal    August 3, 2000
------------------------------------   Financial and Accounting
Ellen Luthy                            Officer) and Director

 /s/ Warren Gacsi                      Director                          August 3, 2000
------------------------------------
Warren Gacsi

Signature                              Title                             Date
---------                              -----                             ----
 /s/ Richard Monson                    Director                          August 3, 2000
------------------------------------
Richard Monson

 /s/ Robert Seitz                      Director                          August 3, 2000
------------------------------------
Robert Seitz

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.           Exhibit Description
-----------           -------------------
   (4)           Phoenix Resources Technologies, Inc. 1999 Stock Option Plan,
                 as amended.

   (5)           Opinion of Duane, Morris & Heckscher LLP.

   (23.1)        Consent of S. W. Hatfield, CPA

   (23.2) Consent of Duane, Morris & Heckscher LLP (included with its opinion filed as Exhibit 5).